UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006

United PanAm Financial Corp.

(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24051

3990 Westerly Place, Suite 200

Newport Beach, California 92660

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2006, United PanAm Financial Corp., a California corporation (the “Company”) entered into a lease agreement dated as of October 20, 2006 with Lakeshore Towers Limited Partnership Phase IV, a California limited partnership, for approximately 31,214 rentable square feet of space located at 18191 Von Karman Avenue, Irvine, California. The lease is for an initial term of sixty-one (61) months, with a scheduled commencement date of April 1, 2007. The first month of the lease term will be rent free. Thereafter, the monthly base rent will begin at $81,156.40 and will increase each year through the fifth lease year, at which time the monthly base rent will be $87,399.20. The Company will also pay for operating expenses and real estate taxes attributable to the leased space. The Company has the option to extend the lease term for one five-year period.

The Company will use the leased space as its corporate headquarters after it vacates its current premises located at 3990 Westerly Place, Suite 200, Newport Beach, California.

The foregoing description of the lease agreement is qualified in its entirety by reference thereto, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Office Lease dated as of October 20, 2006 by and between United PanAm Financial Corp. and Lakeshore Towers Limited Partnership Phase IV

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp. (Registrant)

Dated: November 27, 2006	By:	/s/ Arash A. Khazei
	Name:	Arash A. Khazei
	Title:	Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Office Lease dated as of October 20, 2006 by and between United PanAm Financial Corp. and Lakeshore Towers Limited Partnership Phase IV

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